Exhibit 1.01

CONFLICT MINERALS REPORT

This report for the reporting period from January 1, 2017 to December 31, 2017 (the “Reporting Period”) is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”) and pursuant to the Company’s Special Disclosure Report on Form SD (“Form SD”).

As permitted by the Rule and Form SD, and pursuant to the guidance regarding compliance with the Rule provided by the staff of the Securities and Exchange Commission (the “SEC”), this report does not include an independent private sector audit of the report.

COMPANY OVERVIEW:

Owens-Illinois, Inc. (the “Company”), through its subsidiaries, is the successor to a business established in 1903. The Company is the largest manufacturer of glass containers in the world with 78 glass manufacturing plants in 23 countries. It competes in the glass container segment of the rigid packaging market and is the leading glass container manufacturer in most of the countries where it has manufacturing facilities.

The Company produces glass containers for alcoholic beverages, including beer, flavored malt beverages, spirits and wine. The Company also produces glass packaging for a variety of food items, soft drinks, teas, juices and pharmaceuticals. The Company manufactures glass containers in a wide range of sizes, shapes and colors and is active in new product development and glass container innovation.  The sale of glass containers comprised approximately 99.5% of the Company’s revenues in 2017. The Company believes that there are no conflict minerals that are necessary to any product that the Company manufactures or contracts to manufacture as part of its glass container business.

The Company also manufactures or contracts to manufacture glass making machines, molds and other parts related thereto (hereinafter, “Machine”). The Machine business comprised approximately .5% of the Company’s revenues in 2017. The Company has determined that certain conflict minerals as defined in Form SD (meaning cassiterite, columbite-tantalite [also known as coltan], gold, wolframite, and their derivatives, which are limited to tin, tantalum, and tungsten) were necessary to the functionality or production of certain of the Machines that the Company manufactures or contracts to manufacture during the Reporting Period.  The Company refers in this report to any such conflict minerals as its “necessary conflict minerals” (other than any conflict minerals that are considered, under the Rule and pursuant to Form SD, to have been outside of the supply chain prior to January 31, 2013).

SUPPLY CHAIN:

The Company does not purchase conflict minerals directly for the manufacture of its products.  The Company purchases materials and products through an extensive supply chain and relies on its direct suppliers to provide information to the extent that conflict minerals are contained in components and materials supplied to the Company.  Based on the Company’s assessment of its Machine business, the Company believes that certain products manufactured or contracted to manufacture as part of the Machine business contain necessary conflict minerals.

CONFLICT MINERALS PROGRAM

The Company’s Conflict Minerals program includes the following:

A.            Management systems

The Company has a Conflict Minerals Policy which has been posted on the Company’s public website.  As stated in the Conflict Minerals Policy, the Company is committed to working with its global supply chain to comply with the Rule.

The Company has established a management system for conflict minerals including:

•                  Forming a cross-functional task force that includes representatives from the Company’s legal, finance, procurement and sales functions.  The task force focuses on the Company’s conflict minerals compliance initiative.

•                  Implementing a system of controls and transparency through the use of the Conflict Minerals Reporting Template (the “Template”) developed jointly by the Responsible Business Alliance (RBA), formerly the Electronic Industry Citizenship Coalition®, and The Global e-Sustainability Initiative (GeSI). The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain.

•                  Communicating to the Company’s targeted direct suppliers the importance of transparency in the Company’s supply chain as well as the Company’s expectation that the suppliers will complete the Template in order for the Company to comply with its reporting obligations to the SEC.

•                  Utilizing the Company’s membership in the Responsible Minerals Initiative (the “RMI”), formerly the Conflict-Free Sourcing Initiative, to gain access to the RMI’s due diligence on smelters and refiners; to keep apprised of industry insights and trends; and to build leverage over the supply chain.

•                  Providing reporting channels such as the Company’s Ethics and Compliance Helpline whereby employees and other persons can report violations of laws, regulations or Company policies.  The Company’s Ethics and Compliance Helpline is a reporting mechanism which allows for anonymous reporting if the reporter so chooses.

B.            Identify and assess risk in the supply chain

The Company has performed the following steps to identify and assess risks in its supply chain:

•                  Identify O-I products that may contain conflict minerals.

•                  With respect to such products, identify direct suppliers that supply materials or components to the Company that may contain conflict minerals.

•                  Request that the identified suppliers complete the Template and review O-I’s Conflict Minerals Policy. Follow up with those suppliers who do not respond.

•                  Evaluate the suppliers’ responses for completeness and accuracy and contact those suppliers whose responses we believed contained incomplete or potentially inaccurate information.

•                  Compile a list of smelters and refiners as provided in the responses.

•                  Compare the list of smelters and refiners identified in the responses against the list of facilities on the RMI’s published lists in connection with RMI’s Responsible

Minerals Assurance Process (RMAP), formerly known as the Conflict-Free Smelter Program.

C.            Design and implement a strategy to respond to risks

•                  Validate “conformant” smelters and confirm the status of other active smelters using the RMI’s published lists.

•                  Maintain a risk management plan to address various risks resulting from the Company’s due diligence.

•                  Develop specific risk mitigation plans as needed on a case-by-case basis.

D.            Carry out independent third party audit of supply chain due diligence at identified points in the supply chain

As a downstream product manufacturer, and in light of the supply chain for the Company’s necessary conflict minerals described above, the Company does not have a direct relationship with the smelters and refiners that produce the conflict minerals contained in components of its products. The Company supports independent third party audits of smelters and refiners by programs such as the RMI’s Responsible Minerals Assurance Process through our membership in the RMI.

E.             Report on supply chain due diligence

This Conflict Minerals Report provides information about the Company’s supply chain due diligence with respect to the SEC’s conflict minerals rule. This Report is an exhibit to the Company’s Form SD which has been filed with the SEC.

REASONABLE COUNTRY OF ORIGIN INQUIRY:

Because the Company determined that conflict minerals were necessary to the functionality or production of certain products manufactured or contracted to manufacture within the Company’s Machine business, as required under the Rule and pursuant to Form SD, the Company conducted, in good faith, a “reasonable country of origin inquiry” (“RCOI”) reasonably designed to determine whether any of the Company’s necessary conflict minerals originated in the Democratic Republic of the Congo (the “DRC”) or a country that shares an internationally recognized border with the DRC (each, a “Covered Country”) or were from recycled or scrap sources.

The Company reviewed the list of all suppliers to the Machine business during the Reporting Period. The Company identified 131 suppliers of products that could potentially contain conflict minerals (the “Suppliers”). The products supplied included equipment, electronics supplies and mechanical parts. The Company has continued to consolidate the number of suppliers to the Machine business through strategic relationships with contract manufacturers.

The Company sent a letter to the Suppliers requesting them to complete the Template. The letter explained the Company’s reporting requirements and included the Company’s Conflict Minerals Policy. Suppliers were also directed to the RBA’s resources and training documentation.

The Company tracked and monitored responses provided by the Suppliers. Follow-up letters were sent to Suppliers who did not respond to the initial letter. The Company received responses from Suppliers representing 83% of all expenditures by the Machine business with the targeted Suppliers during the Reporting Period.

The Company assessed responses received and identified incomplete and inconsistent responses. For the incomplete and inconsistent responses, the Company focused on the Suppliers with the highest amounts of expenditures and contacted them directly. This included ongoing discussions with persons managing conflict minerals programs for the two largest Suppliers to the Machine business. These two Suppliers comprised a majority of all of the expenditures that the Machine business had with the Suppliers that were surveyed.

The information provided by the Suppliers (and by their suppliers) to the Company included information regarding smelters and refiners at the company level for such Suppliers. This information was compiled into a list of smelters and refiners which was compared against the list of facilities that have met the requirements of the RMI’s assessment protocol. The Company’s two largest Suppliers of equipment to the Machine business indicated that their due diligence was continuing and that they had not been able to obtain information from all of the suppliers in their supply chain or to identify the products that may contain conflict minerals.

In addition, the Company conducted an internal analysis of certain products of the Machine business to determine whether such products contained conflict minerals. Based on this analysis, the Company concluded that certain products of the Machine business did not contain conflict minerals and as a result were out-of-scope.

Based on the RCOI, the Company determined that it had reason to believe that its necessary conflict minerals may have originated from a Covered Country and may not be from recycled or scrap sources.

DUE DILIGENCE

The Company performed the following due diligence measures in accordance with the design described below:

A.            DESIGN OF DUE DILIGENCE:

The Company’s due diligence measures have been designed to conform, in all material respects, with the due diligence-related steps of the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas including the related supplements for gold and for tin, tantalum and tungsten (the “OECD Guidance”).

B.            DUE DILIGENCE PERFORMED:

The Company conducted a conflict minerals survey by reaching out to the 131 Suppliers asking them to complete the Template. A majority of the responding Suppliers confirmed that their supply to the Company did not contain conflict minerals originating from the DRC or a Covered Country. The Company did, however, receive some incomplete responses from those surveyed. Some Suppliers were unable to determine if they had provided conflict minerals originating from the DRC or a Covered Country, and other Suppliers did not respond.

Appendix A lists the 298 smelters and refiners provided by Suppliers (and their suppliers) on the Template. Because the information provided by the responding Suppliers is at the company level and not specific to the products they sell to O-I, it cannot be verified that all of the smelters identified contributed to parts that ended up in the Company’s products. We compared the information provided by the Suppliers to the information in the RMI’s database. The facilities listed on Appendix A and marked with an asterisk indicate those smelters and refiners that have been certified as conformant with the RMI’s assessment protocol.

Of the 298 smelters and refiners provided by the Suppliers, 249 smelters or refiners have received conformant status, meaning audited and found conformant with the relevant RMAP standard or are a TI-CMC Member Company. Eight (8) smelters or refiners have received active status, meaning they are engaged in the RMAP but not yet conformant. Four (4) smelters or refiners are facilities that have not met the threshold for RMI’s due diligence vetting process after a period of six months. However, their status may change if additional information is submitted. Three (3) smelters or refiners are not eligible for the RMAP. One (1) smelter or refiner does not meet RMI’s requirements for participation according to the due diligence vetting process. Five (5) smelters or refiners are not yet active but in communication with the RMAP and/or a member company. Twenty-Eight (28) smelters or refiners require outreach to contact the entity and encourage them to participate in the RMAP audit.

Additionally, we determined that of the 249 smelters or refiners which have received conformant status or are a TI-CMC Member Company, none of the smelters or refiners source conflict minerals from the DRC or a Covered Country.

The information provided by the Suppliers was not at a product-level specific to the materials and components we use. As such, the Company does not have sufficient information to determine all smelters or refiners in the supply chain for the Machine business, as well as the Country of Origin of the conflict minerals in the products manufactured or contracted to manufacture as part of O-I’s Machine business.

For the 249 smelters or refiners mentioned above as being conformant with the RMI assessment protocol, we used the RMI RCOI report available to RMI members to identify the Countries of Origin. The Countries of Origin for the conflict minerals purchased by the identified smelters or refiners are listed in Appendix B.

STEPS TO BE TAKEN TO MITIGATE RISK:

The Company intends to take the following steps during future compliance periods to mitigate the risk that its necessary conflict minerals could benefit armed groups in the DRC or the Covered Countries and to improve the Company’s due diligence:

a. Continue to work with those suppliers that provided information at the overall company level to provide more specific information relating to the products they sell to O-I that contain conflict minerals.

b. Continue to utilize the Company’s membership in the Responsible Minerals Initiative and trade associations, such as the National Association of Manufacturers, to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance.

c. Work with suppliers to promote their understanding of and the Company’s expectations regarding compliance with the SEC’s conflict minerals rule and direct them to training resources to attempt to improve the content of the supplier survey responses including the completeness and accuracy of the responses.

d. Continue to build awareness within the Company regarding the global procurement conflict minerals procedure.

APPENDIX A

The table below lists all of the smelters/refiners provided by the Suppliers to the Company’s Machine business. The information includes the minerals, the smelter/refiner names and the country locations as reported by the Responsible Minerals Initiative as of May 30, 2018. The information provided by the Suppliers was at the company-level and not at a product-level specific to the materials and components the Company uses.

*Indicates that the smelter or refiner is conformant with the RMI’s relevant RMAP standard.

Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner

Gold	Advanced Chemical Company*	United States Of America
Gold	AGR Mathey*	Australia
Gold	Aida Chemical Industries Co., Ltd.*	Japan
Gold	Al Etihad Gold LLC*	United Arab Emirates
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	Uzbekistan
Gold	Amagasaki Factory, Hyogo Prefecture, Japan*	Japan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao*	Brazil
Gold	Anhui Tongling Nonferrous Metal Mining Co., Ltd.	China
Gold	Argor-Heraeus S.A.*	Switzerland
Gold	Asahi Refining Canada Ltd.*	Canada
Gold	Asahi Refining USA Inc.*	United States Of America
Gold	Asaka Riken Co., Ltd.*	Japan
Gold	ATAkulche	Turkey
Gold	AU Traders and Refiners*	South Africa
Gold	Aurubis AG*	Germany
Gold	Bangalore Refinery	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	Philippines
Gold	Boliden AB*	Sweden
Gold	C. Hafner GmbH + Co. KG*	Germany
Gold	CCR*	Canada
Gold	Cendres + Metaux S.A.*	Switzerland
Gold	CHALCO Yunnan Copper Co. Ltd.	China
Gold	Chimet S.p.A.*	Italy
Gold	China Henan Zhongyuan Gold Smelter*	China
Gold	China’s Shandong Gold Mining Co., Ltd*	China
Gold	Chugai Mining	Japan
Gold	Daejin Indus Co., Ltd.*	Korea, Republic Of
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	Do Sung Corporation*	Korea, Republic Of

Gold	Doduco*	Germany
Gold	Dowa*	Japan
Gold	Eco-System Recycling Co., Ltd.*	Japan
Gold	Emirates Gold DMCC*	United Arab Emirates
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	FSE Novosibirsk Refinery*	Russian Federation
Gold	Fujian Zijin mining stock company gold smelter*	China
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Geib Refining Corporation*	United States Of America
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Guangdong Gaoyao Co	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	HeeSung Metal Ltd.*	Korea, Republic Of
Gold	Heimerle + Meule GmbH*	Germany
Gold	Heraeus Ltd. Hong Kong*	Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG*	Germany
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	China
Gold	Ishifuku Metal Industry Co., Ltd.*	Japan
Gold	Istanbul Gold Refinery*	Turkey
Gold	Italpreziosi*	Italy
Gold	Japan Mint*	Japan
Gold	JCC*	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed*	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.*	Japan
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc*	Kazakhstan
Gold	Kennecott Utah Copper LLC*	United States Of America
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd.*	Japan
Gold	Korea Zinc Co., Ltd.*	Korea, Republic Of
Gold	Kyrgyzaltyn JSC*	Kyrgyzstan
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	L’azurde Company For Jewelry	Saudi Arabia
Gold	LinBao Gold Mining	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	L’Orfebre S.A.	Andorra
Gold	LS-NIKKO Copper Inc.*	Korea, Republic Of

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Marsam Metals*	Brazil
Gold	Materion*	United States Of America
Gold	Matsuda Sangyo Co., Ltd.*	Japan
Gold	MEM(Sumitomo Group)*	Japan
Gold	Metal?rgica Met-Mex Pe?oles, S.A. de C.V*	Mexico
Gold	Metalor Switzerland*	Switzerland
Gold	Metalor Technologies (Hong Kong) Ltd.*	Hong Kong
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.*	China
Gold	Metalor USA Refining Corporation*	United States Of America
Gold	Mitsubishi Materials Corporation*	Japan
Gold	Mitsui Kinzoku Co., Ltd.*	Japan
Gold	MMTC-PAMP India Pvt., Ltd.*	India
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Moscow Special Alloys Processing Plant*	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.*	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Nihon Material Co., Ltd.*	Japan
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH*	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.*	Japan
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)*	Russian Federation
Gold	PAMP S.A.*	Switzerland
Gold	Pease & Curren	United States Of America
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Planta Recuperadora de Metales SpA*	Chile
Gold	Prioksky Plant of Non-Ferrous Metals*	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk*	Indonesia
Gold	PX Precinox S.A.*	Switzerland
Gold	Rand Refinery (Pty) Ltd.*	South Africa
Gold	Remondis Argentia B.V.	Netherlands
Gold	Republic Metals Corporation*	United States Of America
Gold	Royal Canadian Mint*	Canada
Gold	SAAMP*	France
Gold	Sabin Metal Corp.	United States Of America
Gold	Safimet S.p.A*	Italy
Gold	SAFINA A.S.*	Czech Republic
Gold	Sai Refinery	India
Gold	Samdok Metal*	Korea, Republic Of
Gold	SAXONIA Edelmetalle GmbH*	Germany
Gold	Schone Edelmetaal B.V.	Netherlands

Gold	SEMPSA Joyeria Plateria S.A.*	Spain
Gold	Shandong Tarzan Bio-Gold Industry Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	China
Gold	Shonan Plant Tanaka Kikinzoku*	Japan
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	China
Gold	Singway Technology Co., Ltd.*	Taiwan, Province Of China
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	Russian Federation
Gold	Solar Applied Materials Technology Corp.*	China
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	Sudan Gold Refinery	Sudan
Gold	SungEel HiTech*	Korea, Republic Of
Gold	T.C.A S.p.A*	Italy
Gold	Tokuriki Honten Co., Ltd.*	Japan
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Torecom*	Korea, Republic Of
Gold	Umicore Brasil Ltda.*	Brazil
Gold	Umicore Precious Metals Thailand*	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining*	Netherlands
Gold	United Precious Metal Refining, Inc.*	United States Of America
Gold	Valcambi S.A.*	Japan
Gold	WIELAND Edelmetalle GmbH*	Germany
Gold	Yamamoto Precious Metal Co., Ltd.*	Japan
Gold	Yokohama Metal Co., Ltd.*	Japan
Tantalum	Asaka Riken Co., Ltd.*	Japan
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	China
Tantalum	Conghua Tantalum and Niobium Smeltry*	China
Tantalum	D Block Metals, LLC*	United States Of America
Tantalum	Exotech Inc.*	United States Of America
Tantalum	F & X*	China
Tantalum	FIR Metals & Resource Ltd.*	China
Tantalum	Global Advanced Metals Aizu*	Japan
Tantalum	Global Advanced Metals Boyertown*	United States Of America
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	China
Tantalum	H.C. Starck Co., Ltd.*	Thailand
Tantalum	H.C. Starck GmbH Goslar*	Germany
Tantalum	H.C. Starck Hermsdorf GmbH*	Germany
Tantalum	H.C. Starck Inc.*	United States Of America
Tantalum	H.C. Starck Ltd.*	Japan
Tantalum	H.C. Starck Smelting GmbH & Co. KG*	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	China
Tantalum	Jiangxi Tuohong New Raw Material*	China

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	China
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited*	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	China
Tantalum	KEMET Blue Metals*	Mexico
Tantalum	KEMET Blue Powder*	United States Of America
Tantalum	LSM Brasil S.A.*	Brazil
Tantalum	Metallurgical Products India (Pvt.) Ltd.*	India
Tantalum	Mineracao Taboca S.A.*	Brazil
Tantalum	Mitsui Mining & Smelting*	Japan
Tantalum	Molycorp Silmet A.S.*	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	China
Tantalum	Power Resources Ltd.*	Macedonia, The Former Yugoslav Republic Of
Tantalum	QuantumClean*	United States Of America
Tantalum	Resind Industria e Comercio Ltda.*	Brazil
Tantalum	RFH*	China
Tantalum	Solikamsk Magnesium Works OAO*	Russian Federation
Tantalum	Taki Chemical Co., Ltd.*	Japan
Tantalum	Telex*	United States Of America
Tantalum	Ulba Metallurgical Plant JSC*	Russian Federation
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	Kazakhstan
Tin	Alent plc*	United States Of America
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam
Tin	Brand IMLI*	Indonesia
Tin	Brand RBT*	Indonesia
Tin	Chengfeng Metals Co Pte Ltd*	China
Tin	Chenzhou Yun Xiang mining limited liability company*	China
Tin	China Rare Metal Material Co., Ltd.*	China
Tin	China Tin (Hechi)*	China
Tin	China Yunnan Tin Co Ltd.*	China
Tin	CV Ayi Jaya*	Indonesia
Tin	CV DS Jaya Abadi*	Indonesia
Tin	CV Dua Sekawan*	Indonesia
Tin	CV Gita Pesona*	Indonesia
Tin	CV Nurjanah*	Indonesia
Tin	CV Serumpun Sebalai*	Indonesia
Tin	CV Tiga Sekawan*	Indonesia
Tin	CV United Smelting*	Indonesia
Tin	CV Venus Inti Perkasa*	Indonesia
Tin	Dowa*	Japan
Tin	Elmet S.L.U.*	Spain
Tin	EM Vinto*	Bolivia
Tin	Estanho de Rondonia S.A.	Brazil

Tin	Fenix Metals*	Poland
Tin	Funsur Smelter*	Peru
Tin	Gejiu Fengming Metallurgy Chemical Plant*	China
Tin	Gejiu Jinye Mineral Company*	China
Tin	Gejiu Kai Meng Industry and Trade LLC*	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	China
Tin	Gejiu Zi-Li	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant*	China
Tin	HuiChang Hill Tin Industry Co., Ltd.*	China
Tin	Huichang Jinshunda Tin Co., Ltd.*	China
Tin	INDONESIAN STATE TIN CORPORATION MENTOK SMELTER*	Indonesia
Tin	Kundur Smelter*	Indonesia
Tin	Magnu’s Minerais Metais e Ligas LTDA.*	Brazil
Tin	Malaysia Smelting Corporation (MSC)*	Malaysia
Tin	Melt Metais e Ligas S.A.*	Brazil
Tin	Metallic Resources, Inc.*	United States Of America
Tin	Metallo-Chimique N.V.*	Belgium
Tin	Mineracao Taboca S.A.*	Brazil
Tin	Mitsubishi Materials Corporation*	Japan
Tin	Modeltech Sdn Bhd	Malaysia
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.*	China
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	Thailand
Tin	O.M. Manufacturing Philippines, Inc.*	Philippines
Tin	OMSA*	Bolivia
Tin	PT Artha Cipta Langgeng*	Indonesia
Tin	PT ATD Makmur Mandiri Jaya*	Indonesia
Tin	PT Babel Inti Perkasa*	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Prima Tin*	Indonesia
Tin	PT Bangka Tin Industry*	Indonesia
Tin	PT Belitung Industri Sejahtera*	Indonesia
Tin	PT Eunindo Usaha Mandiri*	Indonesia
Tin	PT Inti Stania Prima*	Indonesia
Tin	PT Karimun Mining*	Indonesia
Tin	PT Kijang Jaya Mandiri*	Indonesia
Tin	PT Lautan Harmonis Sejahtera*	Indonesia
Tin	PT Menara Cipta Mulia*	Indonesia
Tin	PT Mitra Stania Prima*	Indonesia
Tin	PT Panca Mega Persada*	Indonesia

Tin	PT Prima Timah Utama*	Indonesia
Tin	PT Sariwiguna Binasentosa*	Indonesia
Tin	PT Stanindo Inti Perkasa*	Indonesia
Tin	PT Sukses Inti Makmur*	Indonesia
Tin	PT Sumber Jaya Indah*	Indonesia
Tin	PT Tinindo Inter Nusa*	Indonesia
Tin	PT Tommy Utama*	Indonesia
Tin	Resind Industria e Comercio Ltda.*	Brazil
Tin	Rui Da Hung*	Taiwan, Province Of China
Tin	Soft Metais Ltda.*	Brazil
Tin	Super Ligas	Brazil
Tin	Thaisarco*	Thailand
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	White Solder Metalurgia e Mineracao Ltda.*	Brazil
Tungsten	A.L.M.T. TUNGSTEN Corp.*	Japan
Tungsten	ACL Metais Eireli*	Brazil
Tungsten	Asia Tungsten Products Vietnam Ltd.*	Viet Nam
Tungsten	ATI Metalworking Products*	United States Of America
Tungsten	Chaozhou Xiangli Tungsten Industry Co Ltd*	China
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	China
Tungsten	China National Non Ferrous*	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	China
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	China
Tungsten	Global Tungsten & Powders Corp.*	United States Of America
Tungsten	H.C. Starck GmbH*	Germany
Tungsten	H.C. Starck Smelting GmbH & Co. KG*	Germany
Tungsten	Human Chun-Chang non-ferrous Smelting & Concentrating Co., Ltd.*	China
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	China
Tungsten	Hydrometallurg, JSC*	Russian Federation
Tungsten	Japan New Metals Co., Ltd.*	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	China
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	China
Tungsten	Kennametal Fallon*	United States Of America

Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	China
Tungsten	Moliren Ltd.*	Russian Federation
Tungsten	Niagara Refining LLC*	United States Of America
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*	Viet Nam
Tungsten	Philippine Chuangxin Industrial Co., Inc.*	Philippines
Tungsten	Shaoguan Xinhai Rendan Tungsten Industry Co. Ltd*	China
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City*	China
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*	Viet Nam
Tungsten	Unecha Refractory metals plant*	Russian Federation
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.*	China
Tungsten	Wolfram Bergbau und Hutten AG*	Austria
Tungsten	Woltech Korea Co., Ltd.*	Korea, Republic Of
Tungsten	Xiamen H.C.*	China
Tungsten	Xiamen Tungsten Co., Ltd*	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	China

APPENDIX B

The information in this Appendix B is an aggregation of data provided by the Company’s Suppliers to its Machine business together with the RMI’s RCOI Report which is available to RMI Members.

Andorra	Indonesia	Saudi Arabia
Australia	Italy	Singapore
Austria	Japan	South Africa
Belgium	Kazakhstan	Spain
Bolivia	Korea, Republic Of	Sudan
Brazil	Kyrgyzstan	Sweden
Canada	Lithuania	Switzerland
Chile	Macedonia, The Former Yugoslav Republic Of	Taiwan, Province Of China
China	Malaysia	Thailand
Czech Republic	Mexico	Turkey
Estonia	Netherlands	United Arab Emirates
France	Peru	United States Of America
Germany	Philippines	Uzbekistan
Hong Kong	Poland	Viet Nam
India	Russian Federation	Zimbabwe